UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 14, 2013

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2013, the Board of Directors of Intevac, Inc. (the “Company”), elected Wendell Blonigan to the Board effective as of August 14, 2013 for an initial term expiring at its annual meeting of stockholders in 2014. Mr. Blonigan has been the Company’s Chief Executive Officer since July 2013 as disclosed on the Company’s Report on Form 8-K filed on July 9, 2013 (the “Prior 8-K”), and is being elected to the Board of Directors as part of becoming the Company’s Chief Executive Officer. Effective upon the election of Mr. Blonigan the size of the Board was increased from six to seven members.

Mr. Blonigan has entered into an Offer Letter and Severance Agreement with the Company as disclosed in the Prior 8-K. Mr. Blonigan is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: August 19, 2013	/s/ JEFFREY ANDRESON
Jeffrey Andreson
Executive Vice President, Finance and Administration,
Chief Financial Officer, Treasurer and Secretary